United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 31, 2022

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41372	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: + (65) 6818-5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	ASCB	The Nasdaq Global Market
Warrants	ASCBW	The Nasdaq Global Market
Units	ASCBU	The Nasdaq Global Market
Rights	ASCBR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 31, 2022, A SPAC II Acquisition Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares, warrants and rights included in its units, commencing on or about May 31, 2022.

The ordinary shares, warrants and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols ASCB, ASCBW and ASCBR, respectively. Units not separated will continue to trade on Nasdaq under the symbol ASCBU. After separation, the ordinary shares, warrants and rights may be recombined to create units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2022

A SPAC II ACQUISITION CORP.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	Chief Executive Officer and Chief Financial Officer